UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2021

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	001-39952	47-1754215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 203-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 12, 2021, Qualtrics International Inc. (the “Company”) commenced a tender offer to certain eligible employees of QAL Technologies Pty Ltd, a proprietary limited company organized in Australia and a subsidiary of the Company, to exchange all of their outstanding eligible cash-settled fixed value rights (“Fixed Value Rights”) and all of their outstanding eligible cash-settled rights that are linked to the value of SAP Ordinary Shares (“Existing RSUs”) for unvested rights (“Qualtrics RSUs”) to receive shares of the Company’s Class A common stock pursuant to the Offer to Exchange Fixed Value Rights and/or Existing RSUs for Qualtrics RSUs, dated August 12, 2021 (the “Exchange Offer”). The Exchange Offer expired at 11:59 p.m., Mountain Time, on September 10, 2021 (or 3:59 p.m., Australian Eastern Time, on September 11, 2021).

Pursuant to the Exchange Offer, a total of 60 eligible employees elected to tender and did not withdraw their Fixed Value Rights and/or Existing RSUs, and the Company accepted for exchange Fixed Value Rights and Existing RSUs representing approximately 78.30% of the value of all eligible Fixed Value Rights and Existing RSUs. On September 15, 2021, promptly following the expiration of the Exchange Offer, all properly tendered Fixed Value Rights and Existing RSUs were cancelled and, pursuant to the terms of the Exchange Offer and the 2021 Qualtrics International Inc. Employee Omnibus Equity Plan,
the Company granted 30,539 Qualtrics RSUs in exchange for the tendered Fixed Value Rights and Existing RSUs. The vesting terms of the Qualtrics RSUs are described in detail in the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTRICS INTERNATIONAL INC.

Dated: September 15, 2021	By:	/s/ Blake Tierney
	Name:	Blake Tierney
	Title:	General Counsel